Exhibit 10.2

INVO BIOSCIENCE, INC.

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

February 17, 2023

Transfer Online, Inc.

512 SE Salmon Street

Portland, OR 97214

Ladies and Gentlemen:

INVO BIOSCIENCE, INC., a Nevada corporation (the “Company”) and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Investor”) have entered into a securities purchase agreement on February 17, 2023 (the “Agreement”), providing for the issuance of the convertible debenture in the principal amount of $200,000.00 (the “Note”) and Warrant (as defined in the Agreement) to Investor. The instructions to the Transfer Agent (as defined herein) contained herein shall also apply to the issuance of, and removal of restrictive legend from, the Commitment Shares (as defined in the Agreement) (including but not limited to the Transfer Agent’s acceptance of an opinion of counsel to the Investor) without any further action or confirmation by the Company.

A copy of the Agreement, Note, and Warrant is attached hereto. As the registrar and transfer agent for the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), the Company requests that you familiarize yourself with your issuance and delivery obligations, as the Company’s transfer agent, contained in the Agreement, Note, and Warrant. Capitalized terms used but not defined in this instruction letter shall have the meanings ascribed to them in the Note.

You are hereby irrevocably authorized, directed and instructed to reserve the required number of shares of Common Stock, free from preemptive rights, to provide for the issuance of a number of shares of Common Stock into which the Note is convertible into (such shares in the aggregate, the “Conversion Shares”) and the Warrant is exercisable into (such shares in the aggregate, the “Warrant Shares”) as further provided in the Note and Warrant (initially, 969,231 shares) (the “Reserved Amount”). The amount of Common Stock so reserved may be increased, from time to time, by delivery to you of (i) written instructions of the Investor and (ii) a board resolution or treasury order from the Company. Any shares reserved hereunder may be utilized by the Investor to satisfy the Company’s obligations under the Agreement, Note, and Warrant, and Transfer Online, Inc. (the “Transfer Agent”) must issue such shares within two (2) business days (not including the date of the request) of request from Investor, without the need for any action or confirmation by the Company.

The ability of the Investor to convert the Note into Conversion Shares and exercise the Warrant into Warrant Shares in a timely manner is a material obligation of the Company pursuant to the Note and the Warrant. You are therefore irrevocably authorized, directed and instructed to issue the Conversion Shares and Warrant Shares from the Reserved Amount to the Investor (without any restrictive legend, either in certificated form or through the facilities of the Depository Trust Company as requested by the Investor) upon the presentation by the Investor of customary documentation as described below without any further action or confirmation by the Company. The Transfer Agent shall issue the Conversion Shares and/or Warrant Shares (as applicable) within two (2) business days (not including the date of the receipt) of your receipt from the Investor of: (A) a notice of conversion under the Note (in each case, a “Conversion Notice”) and/or notice of exercise under the Warrant (in each case, an “Exercise Notice”) executed by the Investor; and (B) an opinion of counsel to the Company or the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions and in form acceptable to the Transfer Agent, to the effect that the Conversion Shares and/or Warrant Shares issued to the Investor pursuant to the Conversion Notice and/or Exercise Notice are not “restricted securities” as defined in Rule 144 or other applicable exemption and should be issued to the Investor without any restrictive legend. The Transfer Agent must issue the shares of common stock to the Investor, pursuant to this letter, despite any threatened or ongoing dispute between the Company and Investor, unless the Company provides a certified copy of a valid court order prohibiting such issuance prior to the issuance deadline for the respective conversion or exercise.

The Company hereby requests and directs that your firm act within two (2) business days (not including the date of the request), without delay and without the need for any action or confirmation by the Company with respect to the issuance of Conversion Shares and/or Warrant Shares pursuant to any Conversion Notice and/or Exercise Notice received from the Investor. You are directed to not delay in processing any Conversion Notice and/or Exercise Notice owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, and you acknowledge that you will not so delay any Conversion Notice and/or Exercise Notice processing so long as the Company’s account is not on credit hold. If at the time a Conversion Notice and/or Exercise Notice is delivered to your firm the Company’s account is on credit hold, Investor shall have the right as a condition to such processing to pay the past due amounts such that the Company’s account will no longer be on credit hold. Accordingly, if Investor pays the past due amounts such that the Company’s account is no longer on credit hold, the Transfer Agent will process the issuance of Common Stock pursuant to these irrevocable transfer agent instructions.

The Transfer Agent is hereby authorized and directed to promptly disclose to the Investor without any additional confirmation from the Company, after Investor’s request from time to time, the total number of shares of common stock issued and outstanding, the total number of shares of common stock in the float, the total number of shares of common stock that are authorized but unissued and unreserved, the total number of shares reserved for other parties in the aggregate, and whether the Company has issued shares of Common Stock at a cost basis lower than the conversion price then in effect under the Note or exercise price then in effect under the Warrant. The Transfer Agent is also authorized to, without any additional confirmation from the Company, release any information that is not material non-public information that the Investor deems necessary with respect to the processing, clearing, and settlement of the shares arising from this reservation.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing irrevocable instructions. The Company agrees that in the event that you resign or are terminated or removed as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these irrevocable instructions within five days of such event. The Company shall not terminate the Transfer Agent as the Company’s transfer agent, and the Transfer Agent shall not accept any such termination by the Company, without a signed consent from the Investor. The Investor is intended to be and is a beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the signed written consent of the Investor. These irrevocable instructions may not be repealed, withdrawn or countermanded by the Company without the prior written consent of the Investor, and shall take precedence over any other instructions of the Company (whether issued prior to, as of or following the date hereof) to issue shares of Common Stock if and to the extent there is a conflict between these irrevocable instructions and such other instructions.

The Investor and Company expressly understand and agree that nothing in this irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent to do, not do, take or not to take any action that would be contrary to any federal or state law, rule, or regulation including but expressly not limited to both the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934 as amended, and the rule and regulations promulgated there under.

Notwithstanding anything herein contained to the contrary, the Transfer Agent is not a party to the Agreement, but is a party to these irrevocable transfer agent instructions.

Should a legal dispute or litigation arise between the Company and the Investor, as a result of the Company’s failure to be current in all amounts owed to Transfer Online, Inc., which might cause a delay in the issuance of shares of the Common Stock hereunder, Transfer Online, Inc. shall not be included in any litigation between the Company and the Investor, nor have any liability to the Company or the Investor.

[Signature page to follow]

Very truly yours,

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Chief Executive Officer

Acknowledged and Agreed:

TRANSFER ONLINE, INC.

By:	/s/ Ron Livingston
Name:	Ron Livingston
Title:	President and CEO

Acknowledged and Agreed:

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management LLC, its manager

By:	/s/ Eli Fireman
Name:	Eli Fireman

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